Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 025, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 2020, AT 10:40 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3168738 8100
SR# 20206014785

Authentication: 203216198
Date: 07-02-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:40 AM 07/01/2020
FILED 10:40 AM 07/01/2020
SR 20206014785 - File Number 3168738

CERTIFICATE OF FORMATION

OF

MASTERWORKS 025, LLC

1. The name of the limited liability company is Masterworks 025, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 1st day of July 2020.

/s/ Jared W. Poplin
Jared W. Poplin, Organizer